Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-52728 and No. 333-62052) and Forms S-8 (No. 333-108105, No. 33-41934, No. 33-55173, No. 33-55709,No. 33-56088, No. 33-59049, No. 33-59141, No. 33-60943, No. 333-34125, No. 333-36440, No. 333-42987, No. 333-55346, No. 333-75752, No. 333-82422 and No. 333-88613) of Viacom Inc. of our report dated February 9, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

New York, New York

March 15, 2004